Exhibit 10.81

September 4, 2012

Re:

Letter Agreement (this “Agreement”) regarding Realogy Corporation’s (“Realogy”) 11.00% Series A Convertible Notes due 2018 (the “Series A Convertible Notes”), 11.00% Series B Convertible Notes due 2018 (the “Series B Convertible Notes”) and 11.00% Series C Convertible Notes due 2018 (the “Series C Convertible Notes” and, together with the Series A Convertible Notes and the Series B Convertible Notes, the “Convertible Notes”)

Ladies and Gentlemen:

1. Lock-Up Agreement. Domus Holdings Corp., a Delaware corporation (the “Company”), has filed a Registration Statement on Form S-1 (File No. 333-181988) with the U.S. Securities and Exchange Commission (the “SEC”) initially filed on June 8, 2012 (as amended from time to time, the “Registration Statement”) relating to a proposed primary initial public offering (the “IPO”) of shares of its common stock, par value $0.01 (together with any class of common stock into which it may be reclassified, converted or exchanged, the “Common Stock”). In connection with the IPO and in order to facilitate its successful completion, the undersigned holder of Convertible Notes (and any person executing the joinder agreement attached as Annex A hereto, the “Noteholder”) acknowledges and agrees that:

(a) from the date of this Agreement, and until the date that the Noteholder no longer beneficially owns any Convertible Notes, the Noteholder will not, directly or indirectly, sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any of its Convertible Notes or any Convertible Notes acquired by the Noteholder from the date of this Agreement through the termination of this Agreement (the “After-Acquired Notes”), in whole or in part, unless the transferee agrees to enter into a joinder agreement in substantially the form attached as Annex A hereto, enters into a lock-up agreement with the managing underwriter(s) in the IPO in substantially the form attached as Annex B hereto and delivers to the Company a properly completed Internal Revenue Service Form W-8 or W-9. The Noteholder shall provide copies of any such agreements to the Company promptly following the execution thereof, and

(b) it has entered into, or concurrently with the execution of this agreement will enter into, a lock-up agreement with the managing underwriter(s) in the IPO in substantially the form attached as Annex B hereto (the “Underwriter Lock-Up”), which relates to the Offered Shares and the shares of Common Stock issued to the Noteholder in any Conversion (as defined below).

2. Offered Share Issuance. As consideration for the Noteholder’s entry into this Agreement, the Company agrees to issue to the Noteholder as soon as reasonably practicable following each date (each a “Conversion Date”) that any of the Noteholder’s Convertible Notes are converted into shares of Common Stock (a “Conversion”) in accordance with the terms of the indenture (the “Convertible Notes Indenture”), dated as of January 5, 2011, by and among Realogy, the Company, the note guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Convertible Notes, but in any event not later than the fifth Business Day (as defined in the Convertible Notes Indenture) following the applicable Conversion Date, 0.125 shares of Common Stock (the “Offered Shares”) for each share of Common Stock issued to the Noteholder on such Conversion Date (each such issuance, an “Offered Share Issuance”). To the extent any fractional shares of Common Stock are issuable to the Noteholder following the determination of the aggregate number of shares of Common Stock to be issued in an Offered Share Issuance, the Company shall round up the total Offered Shares issuable to the Noteholder to the nearest share of Common Stock. The Company’s obligation to consummate any Offered Share Issuance pursuant to this Section 2, is subject to (a) the Noteholder having entered into the Underwriter

Lock-Up concurrently with the execution of this Agreement and the Underwriter Lock-Up remaining in full force and effect, (b) the IPO having been consummated, (c) the truth and accuracy of the representations and warranties of the Noteholder contained in Section 4 in all respects and (d) the Noteholder having complied with or performed in all respects its covenants, obligations and agreements set forth in this Agreement and the Underwriter Lock-Up to the extent such covenants, obligations and agreements are required to be complied with or performed at or prior to such Offered Share Issuance. Nothing in this Agreement shall (x) require the Company to consummate the IPO or subject the Company to any liability to the Noteholder in the event that the Company determines, in its sole and absolute discretion, to abandon or postpone the IPO, or the IPO is not consummated for any other reason or (y) constitute the agreement of the Noteholder to convert any of its Convertible Notes.

3. Representations and Warranties of the Company. The Company represents and warrants to the Noteholder as of the date of this Agreement and as of the date of any Offered Share Issuance (except for representations and warranties made as of a specified date, which are made only as of the specified date) as follows:

(a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and is in full force and effect.

(d) Each Offered Share Issuance has been duly authorized by the Company. The Offered Shares and the shares of Common Stock issued upon conversion of the Convertible Notes will be validly issued, fully paid and non-assessable.

4. Representations and Warranties of the Noteholder. The Noteholder represents and warrants to the Company as of the date of this Agreement and as of the date of any Offered Share Issuance (except for representations and warranties made as of a specified date, which are made only as of the specified date) as follows:

(a) The Noteholder has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by the Noteholder. This Agreement is the legal, valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and is in full force and effect.

(c) The Noteholder beneficially owns the aggregate principal amount of the Convertible Notes set forth under the Noteholder’s name on Exhibit A hereto, which represent all the Convertible Notes held by the Noteholder as of the date of this Agreement, and will beneficially own any After-Acquired Notes, in each case, free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind. There are no contracts or other agreements between or among the Noteholder and any other person that would conflict with, restrict or prohibit the Noteholder’s ability to fulfill its obligations under this Agreement.

(d) The Noteholder is (1) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or (2) an institutional “accredited investor” (within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

(e) The Noteholder acknowledges that it has had the opportunity to speak with a representative of the Company and to obtain and review information reasonably requested by the Noteholder from the Company.

(f) The Noteholder understands that (1) the Offered Shares are a speculative investment involving a high degree of risk, (2) no representation is being made as to the business, financial position, results of operations or prospects of the Company or the future value of the Offered Shares, (3) the economic benefits that may be derived from the Offered Shares are uncertain and (4) the total amount of the Noteholder’s investment in the Offered Shares could be lost.

(g) The Noteholder understands that the Offered Shares have not been registered under the Securities Act or any state securities laws and that the Offered Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and regulations and that the Company is relying upon the truth and accuracy of, and the Noteholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Noteholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Noteholder to acquire the Offered Shares. The Noteholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Offered Shares or the fairness or suitability of the investment in the Offered Shares nor have such authorities passed upon or endorsed the merits of the Offered Share Issuance.

(h) The Noteholder is acquiring the Offered Shares for investment purposes only for the account of the Noteholder and not with a view toward a distribution thereof in violation of any federal or state securities laws.

(i) The Noteholder has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent or advisable in order for the Noteholder to make its own determination and decision to enter into the transactions contemplated by this Agreement and to execute and deliver this Agreement and the Underwriter Lock-Up. The Noteholder has adequate information to evaluate the transactions contemplated by this Agreement and the Underwriter Lock-Up and has had the opportunity to discuss such information with its advisors. In entering into the transactions contemplated by this Agreement, the Noteholder is relying entirely upon such independent evaluation and analysis and consultation with its advisors and has not relied upon any oral or written representations and warranties of any kind or nature by the Company or anyone affiliated with the Company, other than the representations and warranties of the Company contained in this Agreement.

5. Covenants.

(a) The Noteholder agrees that it shall promptly notify the Company in writing if it acquires any After-Acquired Notes.

(b) The Noteholder agrees to promptly notify the Company if any Conversion has been effected.

(c) The Noteholder agrees to deliver a properly completed Internal Revenue Service Form W-8 or W-9 promptly following the execution of this Agreement.

(d) The Noteholder agrees that, if it receives a refund of any U.S. withholding taxes to which any payment under this Agreement was subject, it shall pay over any such refund to the Company together with any interest paid by the relevant governmental authority with respect to such refund.

(e) Subject to the conditions set forth in this Section 5(e), the Noteholder consents to it being named in the Registration Statement and any related press release with respect to this Agreement and agrees that the Company shall not be prohibited from disclosing the aggregate principal amount of Convertible Notes held by the Noteholder and the existence of this Agreement in the Registration Statement, any amendment to the Registration Statement, or any related press release. The Noteholder shall not make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without the prior written consent of the Company. Notwithstanding the foregoing, any party may make or cause to be made any press release or similar public announcement or communication as may be required to comply with the requirements of applicable law.

6. Survival. All representations and warranties contained in this Agreement shall not survive termination of this Agreement.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Unless otherwise agreed by the Company, the Noteholder understands and agrees that the Company will place the legend set forth below or similar legends on any stock certificate(s) (or shares held in book-entry form through the Company’s transfer agent) evidencing any Offered Shares issued to the Noteholder and, to the extent deemed necessary by the Company, any shares of Common Stock issued to the Noteholder in any Conversion, together with any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT, OR PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

(b) Unless otherwise agreed by the Company, the Noteholder understands and agrees that the Company will place the legend set forth below or similar legends on any stock certificate(s) (or shares held in book-entry form through the Company’s transfer agent) evidencing the Offered Shares issued to the Noteholder and any shares of Common Stock issued to the Noteholder in any Conversion:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF THESE SHARES BEFORE 180 DAYS (SUBJECT TO WAIVER OR EXTENSION PURSUANT TO THE TERMS OF THE LOCK-UP AGREEMENT) AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT FOR THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE ISSUER.

(c) The Noteholder agrees that, in order to ensure compliance with the restrictions imposed by this Agreement or applicable law, the Company may issue appropriate “stop-transfer” instructions to its transfer agent. The Company will not be required (a) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or applicable law or (b) to treat as owner of such shares of Common Stock, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such shares of Common Stock have been so transferred. The Noteholder further understands and agrees that the Company may request written assurances, in form and substance reasonably satisfactory to counsel for the Company (which may include a requirement that the Noteholder’s counsel provide a legal opinion in form and substance reasonably acceptable to the Company), before the Company effects any future transfers of the Noteholder’s shares of Common Stock.

8. Termination of Agreement. Unless otherwise agreed to in writing by the parties hereto, the rights and obligations of the parties under this Agreement shall terminate on the earlier to occur of (i) December 26, 2012, if the Underwriting Agreement has not been executed on or prior to such date and (ii) the date on which the Noteholder no longer beneficially owns any Convertible Notes; provided that, any transferee of Convertible Notes that has entered into a joinder agreement pursuant to Section 1(a) of this Agreement shall continue to be subject to this Agreement for so long as such person beneficially owns Convertible Notes; provided further, that Section 7 of this Agreement shall survive any such termination. For the avoidance of doubt, the termination of this Agreement shall not affect the lock-up agreement entered into by the Noteholder with the managing underwriter(s) in the IPO in accordance with Section 1(b) of this Agreement.

9. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to the Noteholder:

As specified on the signature page hereto,

If to the Company:

Domus Holdings Corp.

One Campus Drive

Parsippany, NJ 07054

Phone: (973) 407-4669

Attention: Marilyn J. Wasser, Esq.

Facsimile: (973) 407-6685

Electronic mail: marilyn.wasser@realogy.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Stacy J. Kanter, Esq.

Facsimile: 212-735-2000

Electronic mail: stacy.kanter@skadden.com

10. Assignments; Successors; No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other party other than in connection with a transfer or other disposition of Convertible Notes in accordance with Section 1(a) of this Agreement. Subject to the preceding sentence, this Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, and nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

11. Amendments; Waivers. Any provision of this Agreement may be amended or waived, if, and only if, such amendment or waiver is in writing and signed by the Company and the Noteholder as of the date hereof. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12. Choice of Laws; Submission to Jurisdiction; Waiver of Jury Trial. The validity of this Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to conflicts of laws principles (but including and giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law). Each party to this Agreement agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party’s failure to perform each of its obligations under this Agreement, it is understood and agreed by each of the parties that any breach of or threatened breach of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and, accordingly, the parties agree that, in addition to any other remedies, each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief for any such breach or threatened breach.

14. Entire Agreement. This Agreement (including any exhibits and annexes attached hereto) constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the parties with respect to the subject matter of this Agreement; provided that, except as explicitly provided herein, nothing in this Agreement shall affect the rights or obligations of the Company or the Noteholder under any other written agreement between the Company and the Noteholder.

15. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages to Follow]

Very truly yours,

DOMUS HOLDINGS CORP.

By:
Name:
Title:

Acknowledged and Agreed:

NOTEHOLDER:

By:

Name:
Title:

Notice Address:

Facsimile:
Attention:

With a copy (which shall not constitute notice) to:

Facsimile:
Attention:

Exhibit A

Convertible Notes Beneficially Owned by the Noteholder

Notes	Aggregate Principal Amount of Notes Beneficially Owned
Series A Convertible Notes	$
Series B Convertible Notes	$
Series C Convertible Notes	$

Annex A

Form of Joinder Agreement

This JOINDER to the Letter Agreement (this “Joinder”) between Domus Holdings Corp., a Delaware corporation (the “Company”), [NAME OF NOTEHOLDER] and any other parties thereto (collectively, the “Existing Noteholders”), dated August     , 2012, as amended from time to time (the “Letter Agreement”), is made and entered into as of this      day of             ,          by and between the Company, the Existing Noteholders and [NAME OF ADDITIONAL NOTEHOLDER] (the “Additional Noteholder”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Letter Agreement.

WHEREAS, concurrently with the execution of this Joinder, the Additional Noteholder has acquired $             aggregate principal amount of the [Series A] [Series B] [Series C] Convertible Notes and pursuant to Section 1(a) of the Letter Agreement, such Additional Noteholder is required to become a party to the Letter Agreement; and

WHEREAS, the Additional Noteholder desires to acknowledge that, effective upon execution of this Joinder, such Additional Noteholder shall be party to, and bound by all of the terms of the Letter Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound hereby, the parties to this Joinder agree as follows:

1. Agreement to be Bound. The Additional Noteholder hereby (i) acknowledges that it has received and reviewed a complete copy of the Letter Agreement, (ii) agrees that upon execution of this Joinder, the Additional Noteholder shall become a party to the Letter Agreement as a Noteholder and shall be fully bound by, and subject to, all of the applicable terms, conditions, representations and warranties and other provisions of the Letter Agreement, and (iii) acknowledges and agrees that it has entered into a lock-up agreement with the managing underwriter(s) in the IPO in substantially the form attached as Annex B to the Letter Agreement. The Additional Noteholder makes all of the representations and warranties set forth in Section 4 of the Letter Agreement to the Company as of the date of this Joinder (other than Section 4(c)) and the Company hereby agrees that upon execution of this Joinder, the Additional Noteholder shall have all rights and obligations stated in the Letter Agreement applicable to a Noteholder, with the same force and effect as if the undersigned was an original party to the Letter Agreement.

2. Effectiveness. This Joinder shall take effect and shall become a part of the Letter Agreement immediately upon the execution hereof.

3. Counterparts. This Joinder may be executed in two (2) or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

4. Governing Law. The validity of this Joinder, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to conflicts of laws principles (but including and giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law).

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the duly authorized officers of the Additional Noteholder as of the date first above written.

[NAME OF THE ADDITIONAL NOTEHOLDER]

By:
Name:
Title:

Notice Address:

Facsimile:
Attention:

Annex B

Form of Lock-Up Agreement

Form of Lock-up Agreement

                , 20

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

As Representatives of

the several Underwriters listed in

Schedule A to the Underwriting

Agreement referred to below

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:        Domus Holdings Corp. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Domus Holdings Corp, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), of shares of Class A Common Stock, $0.01 per share par value, of the Company (together with any class of common stock into which it may be reclassified, converted or exchanged, the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees, as the beneficial owner of Convertible Notes of Realogy Corporation, an indirect subsidiary of the Company, which are convertible into shares of Common Stock (the “Convertible Notes”), that, without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC on behalf of the Underwriters (the “Representatives”), the undersigned will not, during the period ending 180 days after the effective date of the registration statement filed in connection with the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (which shall not, for the avoidance of doubt, include the transfer or other disposition of any Convertible Notes beneficially owned by the undersigned, which transfer or other disposition shall be subject to a letter agreement between the undersigned and the Company entered into on or prior to the date hereof), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Stock, in each case other than (A) transactions relating to Common Stock acquired in open market transactions after the completion of the Public Offering, (B) transfers of Common Stock as a bona fide gift or gifts, (C) transfers or distributions of Common Stock to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of the undersigned, (D) transfers of Common Stock to any foundation, trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned, and in each case such transfer does not involve a disposition for value (for purposes of this Letter Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), (E) transfers of Common Stock to charitable organizations, family foundations or donor-advised funds at sponsoring organizations, and in each case such transfer does not involve a disposition for value, and (F) transfers of Common Stock to a nominee or custodian of a person to whom a transfer or disposition would be permitted hereunder, and (G) transfers or distributions of Common Stock to affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; provided that (i) in the case of any transfer pursuant to clauses (B) through (G), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement and (ii) in the case of any transfer pursuant to clauses (B) through (G), no filing by any party (donor, donee, distributor, distributee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer, donation or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above). The undersigned, except as contemplated by clauses (B) through (G) above, for the duration of this Letter Agreement will have, good and marketable title to any Common Stock issued upon conversion of the undersigned’s Convertible Notes, including Convertible Notes acquired by the undersigned following the date hereof, free and clear of all liens, encumbrances and claims whatsoever.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Common Stock described herein, are hereby authorized to decline to make any transfer of Common Stock if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the execution of the Underwriting Agreement shall not have occurred on or before December 26, 2012, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Notwithstanding the foregoing, if an individual or entity (other than the Company) that beneficially owns Convertible Notes (or Common Stock issued upon conversion of Convertible Notes) is released, in full or in part, from the restrictions of any lock-up agreement with the Representatives related to the Public Offering (each, a “Lock-Up Agreement”) or enters into a Lock-Up Agreement that provides for a lock-up period that is shorter than the Lock-Up Period, then the undersigned shall be released in the same manner from the restrictions of this Letter Agreement or subject to such shorter lock-up period, as the case may be, it being understood that (i) the undersigned shall be released from the restrictions of this Letter Agreement or subject to such shorter lock-up period on the same terms as the individual or entity described above, which, for the avoidance of doubt, shall include the purpose of the release or such shorter lock-up period, and (ii) in the case where a portion of the Common Stock or the Common Stock issuable upon conversion of the Convertible Notes of such individual or entity are released from a Lock-Up Agreement or are subject to such shorter lock-up period, the same percentage of such person’s total ownership of Common Stock or Common Stock issuable upon conversion of the Convertible Notes (on an as-converted basis) held by the undersigned shall be released from the restrictions of this Letter Agreement or subject to such shorter lock-up period on the same terms.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NOTEHOLDER]

By:
Name:
Title: